Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Reports Preliminary Second Quarter of Fiscal

2016 Financial Results

Santa Clara, Calif. (September 11, 2015) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported preliminary financial results for the second quarter of fiscal year 2016, ended August 1, 2015.

Preliminary Second Quarter of Fiscal 2016 Financial Highlights (GAAP)

•	Revenue: Q2 FY 2016, $711 Million

•	GAAP Net Loss: Q2 FY 2016, $382 Million

•	GAAP Diluted Loss Per Share: Q2 FY 2016, $0.74

The Company also announced that the Audit Committee of the Company’s Board of Directors is conducting an independent investigation of certain accounting and internal control matters in the second quarter of fiscal 2016. Senior management has cooperated fully with the Audit Committee’s investigation, and is fully committed to supporting the Audit Committee in this process.

The investigation consists of a review of certain revenue recognition issues in the second quarter of fiscal 2016 and any associated issues with whether senior management’s operating style during the period resulted in an open flow of information and communication to set an appropriate tone for an effective control environment. More specifically, the investigation has focused on the approximately 7 to 8 percent of revenue recognized in the second quarter of fiscal 2016 that, based upon the original customer request date, would have been received and earned in the third quarter of fiscal 2016 and is now no longer available for receipt in that quarter. Such percentage represents an increase over the prior four quarters and is indicative of softening demand for certain of the Company’s products. This was particularly the case in the storage end market where, as a result of a weaker global economy and a slow-down in the PC market, the Company saw weaker than expected demand for HDD products as the overall total available market declined. The Audit Committee’s investigation to date has revealed no material issues regarding the Company’s 2016 second quarter financial results, and the Company believes the investigation will have no material impact on its previously issued financial statements.

The Audit Committee is also reviewing certain aspects of the Company’s internal control over financial reporting, including controls for the establishment of reserves for litigation and whether senior management’s operating style resulted in an open flow of information and communication to set an appropriate tone for an effective control environment. The Company’s review of such internal controls is ongoing and may ultimately affect management’s conclusion of the effectiveness of internal control over financial reporting as of the end of the second quarter of fiscal 2016. For these reasons the Company has experienced a delay in the completion of its financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations and other related components of the Quarterly Report.

The Audit Committee and Company management are also discussing potential enhancements to the Company’s internal controls and remedial actions to address the items discussed above and the adequacy of financial reporting resources. As a result, the Company is not providing any guidance as to the expected results for the third quarter of fiscal 2016 at this time.

At the conclusion of the Audit Committee’s investigation, Marvell will announce the scheduling of a conference call to discuss full financial results for the second fiscal quarter of 2016.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including Marvell’s expectations and statements regarding its financial outlook for the third quarter of fiscal 2016 and the outcome and impact of the Audit Committee’s pending investigation. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and mobile and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; additional issues or facts that may be identified during the Audit Committee’s investigation that could cause material impacts on Marvell’s historical or anticipated financial results and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the second quarter of fiscal 2016, the financial statements may differ from the results disclosed in this press release if the Audit Committee’s investigation determines that any net revenue was not properly recognized in the second quarter of fiscal 2016 or that any other adjustments are needed to such results, or as a result of review procedures for the quarter. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and latest Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2015 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2015	May 2, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net revenue	$711,326	$724,288	$961,545	$1,435,614	$1,919,375
Cost of goods sold	748,346	351,153	477,741	1,099,499	971,601

Gross profit (loss)	(37,020)	373,135	483,804	336,115	947,774
Operating expenses:
Research and development	296,160	280,114	294,764	576,274	590,127
Selling and marketing	30,841	36,174	33,949	67,015	72,307
General and administrative	33,982	41,027	31,333	75,009	61,906
Amortization and write-off of acquired intangible assets	2,568	2,568	3,304	5,136	9,993

Total operating expenses	363,551	359,883	363,350	723,434	734,333

Operating income (loss)	(400,571)	13,252	120,454	(387,319)	213,441
Interest and other income, net	6,790	5,167	12,263	11,957	14,188

Income (loss) before income taxes	(393,781)	18,419	132,717	(375,362)	227,629
Provision (benefit) for income taxes	(11,351)	4,329	(6,153)	(7,022)	(10,720)

Net income (loss)	$(382,430)	$14,090	$138,870	$(368,340)	$238,349

Basic net income (loss) per share	$(0.74)	$0.03	$0.27	$(0.71)	$0.47

Diluted net income (loss) per share	$(0.74)	$0.03	$0.27	$(0.71)	$0.46

Shares used in computing basic earnings (loss) per share	516,368	516,228	511,821	516,298	508,463
Shares used in computing diluted earnings (loss) per share	516,368	527,167	520,269	516,298	520,510

Note:

The results of operations for the second quarter of fiscal 2016 may change if the Audit Committee’s investigation determines that any net revenue was not properly recognized in the second quarter of fiscal 2016 or that any other adjustments are needed to such results, or as a result of review procedures for the quarter.

Cost of goods sold includes a litigation accrual of approximately $394 million recognized by the Company under ASC Topic 450, “Contingencies,” in connection with the Carnegie Mellon University and certain other pending litigation.

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